UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2015

IKANOS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2015, Ikanos Communications, Inc. (the “Company”) and Alcatel-Lucent USA Inc. (“Alcatel”) entered into a Forbearance Agreement dated as of September 17, 2015, with respect to certain financial covenants contained in the Loan and Security Agreement dated as of September 29, 2014, as amended, by and between the Company and Alcatel (the “Loan Agreement”). The Forbearance Agreement provides, among other things, that Alcatel agrees to forbear from exercising the right and powers that may be available to it under the Loan Agreement based upon the occurrence of a default by the Company as a result of the Company’s failure to maintain the minimum required Adjusted Quick Ratio (as defined in the Loan Agreement) for the months of July, August, and September, 2015.

The foregoing description of the Forbearance Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 10.1	Forbearance Agreement dated as of September 17, 2015 by and between Alcatel-Lucent USA Inc. and Ikanos Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Forbearance Agreement dated as of September 17, 2015 by and between Alcatel-Lucent USA Inc. and Ikanos Communications, Inc.